April 7, 2006


FOR IMMEDIATE RELEASE


              NOTICE OF CONFERENCE CALL FOR THE TOPPS COMPANY, INC.
                                 (Nasdaq: TOPP)

You are cordially invited to join Arthur T. Shorin, Chairman and CEO, Scott Silverstein, President and Cathy Jessup, CFO of Topps, in a teleconference to discuss the Company's financial results for the fiscal 2006 fourth quarter and year ended February 25, 2006. The conference call is scheduled for:


                             Monday, April 10, 2006
                                 10:00 a.m. (ET)


To access the call live, please dial (913) 981-5519 at least 10 minutes prior to the call. To listen to a live broadcast of the call via the web, please log on to www.topps.com approximately fifteen minutes prior to the call to register, download and install any necessary audio software.

|X| For those that are unable to listen to the call live, the webcast will be archived on the Company's website until Friday, June 9, 2006.

|X|  For those that would  like to listen to a replay of the call,  please  dial
     (719) 457-0820 and enter the passcode "7725242." The replay will be available from 1 P.M. ET Monday, April 10, 2006 through Monday, April 17, 2006.


Founded in 1938, Topps is a leading creator and marketer of distinctive confectionery and entertainment products. The Company's confectionery brands include "Ring Pop," "Push Pop," "Baby Bottle Pop" and "Juicy Drop Pop" lollipops as well as "Bazooka" bubble gum. Topps entertainment products include trading cards, sticker and album collections, and collectible games. For additional information, visit www.topps.com.


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